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                                                                     EXHIBIT 8.1

                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                    August 5, 1998

Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
Hato Rey, Puerto Rico 00918

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,800,000 shares of Noncumulative Perpetual Monthly Income Preferred Stock, Series A ($25 liquidation preference per share) ("Series A Preferred Stock") of R&G Financial Corporation, a Puerto Rico corporation (the "Corporation"), we hereby confirm to you that the disclosure set forth under the heading "Taxation - United States Taxation" and "-Passive Foreign Investment Company Rules" in the prospectus included in the Registration Statement, subject to the limitations set forth therein, is an accurate discussion of the principal federal tax consequences to the investors who purchase such securities in the offering described in such prospectus.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                        By: /s/ Norman B. Antin
                                           ---------------------------
                                           Norman B. Antin, a Partner